RAMP SERIES 2005-RS6 TRUST

Prepayment Speed	100% Pricing	100% Pricing	100% Pricing	100% Pricing
Losses	SDA	SDA	SDA	SDA
Loss Severity	65%	75%	65%	75%
Lag	12	12	12	12
LIBOR	FWD	FWD	FWD + 200	FWD + 200
Triggers	Fail	Fail	Fail	Fail
Optional Redemption	To Maturity	To Maturity	To Maturity	To Maturity

Class M1
WAL	7.91	8.42	8.09	8.60
Cum Loss	19.03%	19.21%	18.30%	18.43%
SDA Multiple	3544 SDA	2965 SDA	3358 SDA	2807 SDA
Date of First Writedown	06/25/2015	06/25/2015	10/25/2021	06/25/2028

Class M4
WAL	11.58	11.95	12.00	12.39
Cum Loss	13.01%	13.12%	12.17%	12.25%
SDA Multiple	2174 SDA	1851 SDA	2005 SDA	1706 SDA
Date of First Writedown	02/25/2015	01/25/2015	01/25/2024	08/25/2022

Class M10
WAL	15.10	15.28	15.27	15.42
Cum Loss	6.30%	6.35%	5.63%	5.67%
SDA Multiple	949 SDA	820 SDA	840 SDA	725 SDA
Date of First Writedown	02/25/2021	11/25/2019	06/25/2023	11/25/2031

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by
CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the under-
lying assests has not been independently verified by CSFBC. CSFBC is not acting as agent for the Issuer or its affiliiates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFBC makes no representation that the above referenced seurity will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to by nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities my not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securites.